Exhibit 99.1

One Horizon Group’s Optimized Voice over IP Technology Used by Customer Roam Frii to Launch Wi-Fi Calling in the US

LIMERICK, IRELAND--(September 15, 2015) - One Horizon Group, Inc. (NASDAQ: OHGI) ("One Horizon", "We" or the "Company"), which operates its own Chinese retail VoIP service, branded Aishuo, and develops and licenses a bandwidth efficient mobile voice over Internet Protocol ("VoIP") platform for smartphones, announced today that its licensee, Roam Frii LLC (roamfrii.com), officially launched its Wi-Fi calling platform ‘Roam Frii’.

Roam Frii, based in New York, delivers an industry leading optimized-for-mobile VoIP calling solution with competitive per minute call-rates, and an In-App telephone number rental feature that provides the option of a US and/or Chinese number for friends and family to call users at low domestic rates.   The Roam Frii App is available on Google Play and  Apple’s iTunes app store.

“Roam Frii is the first US based licensee featuring our product and we are very excited about getting our technology onto the smartphones of US-based subscribers,” said Brian Collins, CEO of One Horizon Group. “Our high quality, low bandwidth technology combined with Roam Frii’s seamless number rental features will give Roam Frii a powerful advantage in the market. This is also the first of our licensees to integrate with Braintree, the US payment service, and their in-App payment solution really rounds out the product offering.”

Sergey Birioukov, CTO of Roam Frii, commented, “With One Horizon’s technology and the proliferation of free Wi-Fi networks and hot spot aggregators, Roam Frii is positioned to be the first truly alternative mobile carrier in the US. For example, New Yorkers can soon enjoy the highest quality and lowest cost mobile service in the country by taking advantage of the LINK-NYC municipal Wi-Fi roll out combined with an instant mobile plan from Roam Frii. Being the first US based business to offer this service to Americans is great news for us as it gives us a strong first-mover advantage. Roam Frii is a full service mobile platform offering free voice, text and video among Roam Frii subscribers without the need for logins, passwords or even a SIM card. Unlike WhatsApp, Wechat and other chat apps, Roam Frii works seamlessly with subscribers and non-subscribers. Furthermore, our Gift Center allows Roam Frii subscribers to earn credits for watching or listening to in-app ads which we believe is the first such offering of its kind among alternative mobile carriers.”

About One Horizon Group, Inc.

One Horizon Group Inc.'s business is to optimize communications over the Internet through its wholly owned subsidiary, Horizon Globex GmbH, Zug, which develops and markets one of the world's most bandwidth-efficient mobile voice over Internet Protocol (VoIP) platforms for smartphones, and also offers a range of other optimized data Applications including messaging and mobile advertising. The company controls and operates the Aishuo mobile VoIP service in China. Horizon Globex GmbH is an ISO 9001 and ISO 20000-1 certified company. The Company has operations in Ireland, Switzerland, the United Kingdom, China, India, Singapore and Hong Kong. For more information on the Company, its products and services, please visit http://www.onehorizongroup.com.

Safe Harbor Statement

This news release may contain "forward-looking" statements. These forward-looking statements are only predictions and are subject to certain risks, uncertainties and assumptions that could cause actual results to differ from those in the forward looking-statements. Potential risks and uncertainties include such factors as uncertainty of consumer demand for the Company's products, as well as additional risks and uncertainties that are identified and described in Company's SEC reports. Actual results may differ materially from the forward-looking statements in this press release. Statements made herein are as of the date of this press release and should not be relied upon as of any subsequent date. The Company does not undertake, and it specifically disclaims, any obligation to update any forward-looking statements to reflect occurrences, developments, events or circumstances after the date of such statement.

Contact:

Ted Haberfield
MZ Group | President – MZ North America
Direct:  760-755-2716
Mobile: 858-204-5055
thaberfield@mzgroup.us
www.mzgroup.us